UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2010 (September 10, 2010)

KAT GOLD HOLDINGS CORP.
 (Exact name of registrant as specified in its charter)

NEVADA	000-53450	38-3759675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1149 Topsail Rd., Mount Pearl, Newfoundland, A1N 5G2, Canada

(Address of principal executive offices, including zip code)

(709) 368-9223

(Registrant’s telephone number, including area code)

BELLA VIAGGIO, INC.

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES
As described below under “Item 5.06. . . Description of Business,” the Company issued 65,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) to Kat Exploration, Inc. (“KATX”) as a partial payment of the aggregate purchase price of 161,000,000 shares of Common Stock (the “Handcamp Shares”) for its acquisition (the “Acquisition”) of “Handcamp,” a gold property located in the Province of Newfoundland and Labrador, Canada, and agreed to issue the remaining 96,000,000 Handcamp Shares to KATX as soon as reasonably practical thereafter. The 96,000,000 Handcamp Shares were issued on September 14, 2010. None of such Handcamp Shares was registered under the Securities Act. The foregoing description of the issuance of unregistered equity securities in connection with the Acquisition does not purport to be complete and is qualified in its entirety by reference to Item 5.06 below above and to the complete text of the agreement providing for the Acquisition filed as Exhibit 2.1 to the Current Report on Form 8-K on June 4, 2010.

ITEM 5.01	CHANGE IN CONTROL OF REGISTRANT
In connection with the Acquisition, Joshua G. Sisk resigned as the secretary and a member of the board of directors of the Company (the “Board”) of the Company. Ronald A. Davis, a director of the Company as well as its former President, Chief Financial Officer and Treasurer, resigned from all his positions with the Company with the exception that he remained a member of the Board subsequent to the closing of the Acquisition. In connection with the closing of the Acquisition, Mr. Kenneth Stead was appointed as the Company’s President, Chief Executive Officer and Chief Financial Officer, as well as to the Board. On September 10, 2010, W. Les Thistle was appointed the Chairman of the Board and Timothy Stead, J. Wayne Pickett and John D. Zwicker were appointed to the Board. On September 10, 2010, Mr. Davis resigned from the Board.

Directors and Executive Officers, Promoters and Control Persons

To the best of the Company’s knowledge, except as set forth below, the incoming directors have not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. The names of the Company’s officers and directors as of the date hereof, as well as certain information about them, are set forth below:

Name	Age	Position(s)

W. Les Thistle	42	Chairman of the Board of Directors
Kenneth Stead	55	President, Chief Executive Officer and Director
Timothy R. Stead	42	Vice President of Field Operations and Director
J. Wayne Pickett	56	Senior Vice President, Capital Projects and Director
John D. Zwicker	66	Investor Relations Officer and Director
David M. Barnes	69	Chief Financial Officer

Kenneth Stead. Mr. Stead is a co-founder of KATX, the Company’s controlling shareholder, and has been its president since its incorporation in December of 2005. Mr. Stead worked directly in the mining industry from the early to late 70’s, where he first started with the Iron Ore Company of Canada and worked for Noranda at its Nanasivik mine in Stratacona Sound, northern Baffin Island. In the early 1980’s, Mr. Stead worked in the oil fields of Alberta, afterwards returning to Newfoundland where he set up his own construction company from 1985 to 1995. In 1997, Mr. Stead became a co-founder of Cornerstone Resources Inc., a junior mining company now trading on the TSX-V (CGP) until he resigned in 2004. As the president of KAT in addition to his above referenced capacity with the Company, Mr. Stead devotes approximately 30 hours per week to KATX as well as to other professional pursuits and 20 hours to the Company.

J. Wayne Pickett. Mr. Pickett received his Master of Science, Earth Science (Geology) from Memorial University of Newfoundland in 1989. He is a Registered Professional Geoscientist being a member of the Professional Engineers and Geoscientists of Newfoundland and Labrador and the Association of Professional Engineers and Geoscientists of British Columbia. He has a broad range of geological experience having worked for more than 30 years exploring for gold, silver, base metals and uranium throughout Canada and to a lesser extent elsewhere in the world including Mexico, Peru, Colombia and Ghana. He was part of the geology teams that discovered the Collins Bay “B” Zone Uranium Deposit in northern Saskatchewan for Gulf Minerals and the Bobby’s Pond VMS Deposit for Inco in Newfoundland. While serving in a management role with Crosshair Exploration, its main breccia-hosted uranium deposit in Labrador was expanded significantly and new deposits were discovered. As the Senior Vice President, Capital Projects of KATX in addition to his above referenced capacity with the Company, Mr. Pickett devotes approximately 30 hours per week to KATX as well as to other professional pursuits and 20 hours to the Company.

Timothy R. Stead. Mr. Stead is a co-founder of KATX, and has been its vice president of field operations since inception. Mr. Stead completed a prospector’s training course in 2000, a time when working in the field for Cornerstone Resources Inc. He has years of experience in working with sediment-hosted copper on the eastern portion of the province of Newfoundland. Mr. Stead has acquired experience and knowledge of massive sulfide deposits as well as gold, and is presently overseeing a work program on one of KATX’s gold properties. As the Vice President of Field Operations of KATX in addition to his above referenced capacity with the Company, Mr. Stead devotes approximately 35 hours per week to KATX as well as to other professional pursuits and 20 hours to the Company.

W. Les Thistle. Mr. Thistle was appointed legal counsel and a director of KATX on February 19th 2010. Mr. Thistle graduated from Memorial University of Newfoundland in 1991 with a Bachelor of Commerce degree (concentration in finance), from Osgoode Hall Law School in Toronto in 1994 with a Bachelor of Laws degree (concentration in corporate and tax law) and was admitted to the Bar of the Law Society of Newfoundland and Labrador in 1995. After finishing law school, Mr. Thistle practiced at 2 law firms in the St. John’s area of the Province of Newfoundland and Labrador, Canada, before starting his own firm. In 1996 Mr. Thistle founded W. Les Thistle Law Office, a general practice law firm located in the City of Mount Pearl, in the Province of Newfoundland and Labrador, Canada. The law firm serves corporate and individual clients throughout Canada. Mr. Thistle is the senior lawyer at the firm. His primary areas of practice are corporate law, contract law, real estate and personal injury. Mr. Thistle has litigated matters in all levels of court in the Province of Newfoundland and Labrador including the Court of Appeal of the Supreme Court. As the corporate counsel of KATX, Mr. Thistle devotes approximately 4 hours per week to KATX as well as to other professional pursuits and 4 hours to the Company.

John D. Zwicker. Mr. Zwicker held a long-term position as director of Public Works for a large municipality in Nova Scotia, where his responsibilities included in this position was the oversight of large construction contracts, along with managing large budgets and a work force necessary to maintain the department. He also has entrepreneurial business and management experience in the private sector. For a number of years; he has volunteered his time to organize large events. As the Investor Relations Officer of KATX, Mr. Zwicker devotes approximately 20 hours per week to KATX as well as to other professional pursuits and 10 hours to the Company.

David M. Barnes. David M. Barnes was appointed as the Company’s chief financial officer in October of 2010 and is a certified public accountant and brings over 40 years experience working with both public and private companies. Since February of 2009, Mr. Barnes has been the president, chief executive officer and chairman of the board of directors, of MDwerks, Inc. (OTC BB: MDWK). Digital Pen Applications, Inc., a wholly owned subsidiary of MDwerks, Inc., markets digital pens and associated software and customer service. From April 1996 through July 2006, Mr. Barnes served as the executive vice president, chief financial officer and a director of Solar Thin Films, Inc. (OTC BB: SLTZ) (formerly American United Global, Inc.) From 2002 to December 2008, Mr.

Barnes was a consultant to management of numerous companies. In this role, from May 2005 to November 2007, Mr. Barnes was the chief financial officer and a director of Cyber Defense Systems, Inc. (was OTC BB: CYDF), a designer and builder of manned and unmanned surveillance airships. From March 2006 to June 2008, Mr. Barnes was the chief financial officer of Neah Power Systems, Inc. (OTC BB: NPWZ), a developer of porous silicon based fuel cells. In addition, Mr. Barnes was a director of Echometrics, Inc. (formerly Searchhelp, Inc.) from April 2005 to February 2009 (OTC BB: EHMI) and Medical Solutions Management, Inc. from December 2007 to December 2008 (OTC BB: MSMT). Mr. Barnes began his career as an auditor for the accounting firm of Laventhol & Horwath in NYC and is a graduate of C.W. Post College.

All of our directors hold their positions on the Board until our next annual meeting of the shareholders and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the Board.

The Company believes that Messrs. Kenneth Stead, Timothy Stead and Pickett play important roles in the Company’s business as a result of their significant experience in the industry in which the Company operates. In addition, the Company believes that the experience of Mr. Thistle as an attorney licensed to practice in Newfoundland in the areas of corporate and real estate law, the experience of Mr. Barnes as an individual familiar with GAAP as well as the experience of Mr. Zwicker in the area of shareholder communications will enable each of these individuals to further the Company’s interests in their respective fields of expertise.

Involvement in Certain Legal Proceedings. Except as set forth herein, to the best knowledge of the Company, no officer, director or 5% or greater shareholder of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Board Committees

The Board has no separate committees; however, it intends to implement an audit committee in the future. The Board acts as the compensation committee. The Company is not a “listed company” under SEC rules and is, therefore, not required to have any committees comprised of independent directors.

Director Independence
The Board does not believe that any member of the Board qualifies as independent under the rules of any of the national securities exchanges.

Legal Proceedings

To the Company’s knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

Family Relationships. Messrs. Kenneth Stead and Timothy Stead are brothers; other than the foregoing, there are no family relationships among the members of the Company’s Board or its management. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Executive Compensation

Compensation Discussion and Analysis

The Company intends to compensate its executive officers after a period of time depending upon the progress toward achieving the Company’s business strategy. The Board will determine the compensation given to the executive officers. The Company does not have a compensation committee nor does it have an executive compensation program in place. In addition to base compensation levels, the Board will also determine whether to issue executive officers equity incentives in consideration for services rendered and/or to award incentive bonuses which are linked to the Company’s performance, as well as to the individual executive officer’s performance. Such awards may also include long-term stock based compensation to certain executives which is intended to align the performance of the Company’s executives with its long-term business strategies.

Incentive Bonus

The Board may in its sole discretion grant incentive bonuses to the Company’s executive officers in the event that the Board believes such bonuses are in the Company’s best interest after analyzing our current business objectives and growth, if any, and the amount of revenue the Company is able to generate each month.

Long-term Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy, the Board may in its sole discretion award certain executives with long-term, stock-based compensation in the future.

Criteria for Compensation Levels

The Company has not set compensation levels for its executive officers. However, the Board may establish compensation levels for the Company’s executive officers and in connection therewith consider many factors, including, but not limited to, the individual’s abilities and performance that result in: the advancement of corporate goals of the Company, execution of its business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. In determining compensation levels, the Board may also consider the experience level of each particular individual and/or the compensation level of executives in similarly situated companies in the Company’s industry.

Summary Compensation Table

The following Summary Compensation Table shows the compensation awarded to or earned by the Company’s Chief Executive Officer for its fiscal 2009 and 2008. No person had compensation in excess of $100,000 during 2009. Also shown is the compensation awarded to or earned by our former President and Chief Executive Officer due to the fact that he held such positions during a portion of fiscal 2009. No person was compensated by the Company during fiscal 2010 and the Company has no present intention of paying salaries to any of its officers during fiscal 2010. The persons listed in the following Summary Compensation Table are referred to herein as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)

Ronald Davis	2009	-0-	-0 -	-0-	-0-

(former President, CEO and Director (1)	2008	-0-	-0-	-0-	-0-

Kenneth Stead	2009	-0-	-0-	-0-	-0-

(President, CEO and Director) (2)	2008	-0-	-0-	-0-	-0-

(1) Mr. Davis, the Company’s former President, Chief Financial Officer and Treasurer, resigned from all his positions with the Company on April 28, 2010, with the exception that he remained a member of the Board until

September 10, 2010.

(2) Mr. Kenneth Stead was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Board on April 28, 2010. Mr. Stead is paid no salary or any other form of compensation.

Employment Agreements
The Company has not entered into employment agreements with any of its executive officers and/or directors as of the date of this Current Report on Form 8-K/A.

Compensation of Directors
The Company has not paid its directors compensation for serving as such. The Board may in the future, and in its sole discretion, determine to award its members cash, stock or other forms of consideration for their services to the Company but to date has not done so.

Securities Authorized for Issuance under Equity Compensation Plans
The Company does not presently have an equity compensation plan in place for its executives.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information contained in Item 5.01 above is incorporated by reference herein in its entirety.

To the best of the Company’s knowledge, except as set forth below, the incoming directors are not currently directors, do not hold any position with the Company and have not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. To the best of the Company’s knowledge, the designees have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, have not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Acquisition described in this Current Report on Form 8-K/A, the Company believes that it is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Accordingly, the Company has included in this Current Report on Form 8-K/A the information that would be required if the Company were filing a general form for registration of securities on Form 10 as a smaller reporting company.

Description of Business

Company Background
The Company, formerly known as Bella Viaggio, Inc. (“BVIG”), is a development stage company incorporated in the State of Nevada on June 6, 2007. On April 28, 2010, Kenneth Stead, an individual (the “Purchaser”) acquired 2,043,333 shares of common stock of BVIG, par value $0.001 per share (the “Common Stock”), from Ronald A. Davis and Ronald G. Brigham for an aggregate purchase price of $275,272. Simultaneously therewith, the Purchaser purchased an additional 220,667 shares of Common Stock from eleven other shareholders of BVIG. Consequently, the Purchaser paid an aggregate purchase price of $305,000 for the 2,264,000 shares of Common Stock, which constituted approximately 85.6% of all the shares of Common Stock then issued and outstanding. The foregoing share acquisition resulted in a change in control of BVIG.

On June 4, 2010, pursuant to a purchase agreement (the “Agreement”) dated as of May 28, 2010 by and between BVIG and Kat Exploration Inc., a company organized under the laws of Nevada (the “KATX”), BVIG acquired (the “Acquisition”) 100% of “Handcamp,” a gold property located in the Province of Newfoundland and Labrador,

Canada (the “Property”) from KATX in exchange for 161,000,000 (the “Handcamp Shares”) shares of its Common Stock. BVIG issued 65,000,000 Handcamp Shares to KATX on June 4, 2010; the remaining 96,000,000 Handcamp Shares were issued on September 14, 2010.

Following the Acquisition, BVIG changed its business model to that of a mineral acquisition, exploration and development company focused primarily on gold properties. On August 26, 2010 BVIG’s name was changed to Kat Gold Holdings Corp. (the “Company”). As of the date of this Current Report on Form 8-K/A, the Company has not generated any revenues but has incurred expenses related to the drilling and exploration of the Handcamp gold property.

The Common Stock is quoted for trading on the OTC Bulletin Board. Despite the recent change in the Company’s name, the Common Stock remains quoted under the symbol BVIG. The Company’s principal executive offices are located at 1149 Topsail Road, in the City of Mount Pearl, in the Province of Newfoundland and Labrador, Canada, A1N 5G2. Its telephone number is (709) 368-9223. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since its inception, the Company has not, other than as described below, made any significant purchases or sales of assets, nor has it been involved in any mergers, acquisitions or consolidations and the Company has no subsidiaries. The Company’s fiscal year end is December 31.

Overview
The Company has no material income and/or assets (other than the Property discussed below) and has cumulative losses from its inception through June 30, 2010 of approximately $113,000,000. The Company is a natural resources exploration stage company, formed for the purpose of exploring and discovering mineral properties. The Company is currently focused on the mining and resources sector and intends to attempt, subject to, among other factors, its ability to obtain substantial financing, to continue to increase its holdings of gold and other precious metals. The principal objective of the Company is to attempt to locate, mine for and sell mineral properties.

The Property
On June 4, 2010, the Company acquired 100% of “Handcamp,” a gold property (the “Property”). The Property is located approximately 20 miles north of Badger, central Newfoundland and 6 miles northeast of an abandoned copper mine. Abandoned logging roads run through the Property, which the Company believes will allow for accessibility and mobility of heavy equipment.

One 50-yard wide mineralized zone lies within a strata-bound (rock layers) structurally complex zone which lies near a major east-directed thrust within the Roberts Arm Group (volcanic rocks) and is reflected in folding, shearing (fracturing) and mylonite (fine-grained, compact rock) development. Superimposed on the volcanogenic sulfide mineralization is epigenetic (formed after the rocks were laid down) disseminated gold mineralization. The Company believes that the optimal sulfide mineralization is associated with sericite schist (rocks formed under high temperature and pressure) with veinlets and dissemination (finely spread minerals) having been traced over a strike length of almost a mile.

The Property consists of 4 contiguous claim blocks totaling 226 claims, for an area of 5,650 hectares (56.5 square km). It is located less than 2 km east of the Trans Canada Highway (TCH), about 15 km south of South Brook, a small community situated near the south end of Halls Bay along the north coast of Newfoundland, Canada (See “Figure 1”). Driving time from St. John’s, the capital of Newfoundland, to the Property is approximately 6 hours. A regional airport is located at Deer Lake 115 km west along the Trans Canada Highway. Gravel roads provide access to the property from the highway (See “Figure 2”). An electrical transmission line parallels the Trans Canada Highway and passes within 1.5 km of the property.

1,700 soil samples were collected by representatives of the Company along the grid, which were assayed for gold and base metals indicating what management of the Company believes to be promising results. Rock samples were collected over the prospected areas with numerous samples showing significant mineral content with some gold numbers reaching a high of 158 grams per ton gold, 94 grams per ton and gold, 82 grams per ton gold, along with excellent zinc, copper and silver numbers (massive to semi-massive sulfides). A chip sample was cut over the main Property’s gold deposit that shows an average of 7.1 grams per ton gold over 27 feet.

Ownership
Mineral rights to the Property held by the Company currently include licenses 017308M, 017917M, 017485M, and 011745M. License number, location, license status, work deadlines and exploration expenditure requirements are summarized in Table I and shown on Figure 2. A description of staking procedures and assessment requirements for exploration licenses in Newfoundland and Labrador is presented below under the heading “Mineral Rights Acquisition - Province of Newfoundland and Labrador.”

Table I: Handcamp Claims

License	Location	Status	# Claims	Stake Date	Work Due	Required Expenses	Mapsheets

017308M	Rocky Pond	ISSUED	86	19/01/2010	19/04/2011	$17,200.00	12H/08
017917M	Rocky Pond	ISSUED	77	26/07/2010	24/10/2011	$15,400.00	12H/08
017485M	Rocky Pond	ISSUED	52	05/03/2010	06/06/2011	$10,400.00	12H/08
011745M	Rocky Pond	ISSUED	11	31/12/2003	04/04/2011	$2,200.00	12H/08

Total:			226			$45,200

Figure 1: Location of the Handcamp Property

Geology
The Property occurs in the Lower to Middle Ordovician (476 to 473 million years before present) Roberts Arm Group (the “Group”) a steeply dipping west to northwest facing sequence of dominantly submarine volcanic and related sedimentary rocks (See “Figure 2”). The Group is overlain by the younger Springdale Group consisting of sub-aerially deposited volcanic rocks and terrestrial sedimentary rocks. The volcanic and sedimentary rocks are intruded by younger granitic rocks.

Rocks exposed near the Property are predominantly dark greenish-grey to reddish-brown and black mafic volcanic rocks accompanied by lesser felsic volcanic rocks and locally interlayers of chert and fine grained sedimentary rocks. The rocks trend roughly east-northeast at an azimuth of about 20° and typically dip to the west.

Mineralization at the Property consists of pyrite (iron sulfide) and sphalerite (zinc sulfide) with minor galena (lead sulfide) and chalcopyrite (copper-iron sulfide), minerals which are associated with elevated concentrations of gold, silver, lead and zinc. The gold- and silver-bearing sulfide mineralization at Handcamp occurs in patches, lenses, veinlets and disseminations hosted by a 30 to 50m thick sequence of altered fine grained sedimentary rocks, red and white chert and altered felsic and chloritized, silicified mafic tuff. The mineralized zone has been traced for approximately 1.2 km and is approximately 50 m wide. The zone has been intersected to a vertical depth of approximately 185m.

565,000 mE
570,000 mE
N
5,465,000 mN
5,460,000 mN
5,455,000 mN
Lic. 017917M
Lic. 017485M
Trans Canada Highway
Transmission Line
2010 Exploration Area
See Figure 3
Lic. 011745M
DDH 004
DDH 012
0
1
2
kilometers
Lic. 017308M
Gravel Roads

Figure 2: Handcamp Claims

Previous Exploration
The area in which the Property is located has had a sporadic history of exploration and development since discovery of the Handcamp gold and base metal prospect in 1928. Trenching was carried out on the prospect in 1930 and six short drill holes completed in 1941. Orenada Mines Ltd. conducted a short 14-hole drilling program on the prospect in 1956. Geophysical surveys including magnetic and electromagnetic surveys were conducted on the property between 1956 and 1977. From 1977 to 1979 Falconbridge Ltd. carried out geological, geochemical and geophysical surveys in the prospect area followed up by trenching and a nine-hole diamond drilling program. During 1982, US Borax Ltd. and Pacific Coast Mines Inc. carried out an induced polarization geophysical survey and subsequently a seven drill hole approximately 684 m drilling program.

Results of the previous exploration returned generally encouraging results that prompted KATX to option the Property in 2006 from certain prospectors. At that time, KATX established an approximately 2 km by 2 km exploration grid centered on the Property. Soil sampling on the grid revealed elevated concentrations of gold, copper and zinc related to the main Handcamp structure as well in an area on the west side of the grid along a chain of small ponds. Several rock samples collected in the area also returned elevated gold. The Property was returned to the vendors in 2007. A high resolution airborne magnetic survey completed by the Geological Survey of Canada in 2008 revealed the presence of northeast-trending magnetic structures, one of which coincides with the location of the Property.

Current Exploration
During 2009, KATX once again optioned the Property from the prospectors. Exploration completed by the Company and KATX during 2010 included two induced polarization (“IP”) geophysical surveys, trenching and diamond drilling, the latter focusing on the northeast trending structure that includes the Property. Induced polarization surveys especially the chargeability measurements are useful for detecting conductive minerals such as pyrite (iron sulfide) or chalcopyrite (copper-iron sulfide) disseminated in rocks below the surface.

Results of the induced polarization survey carried out on the exploration grid established in 2006 successfully traced the mineralized structure containing the Property along a length of approximately 1200m (See “Figure 3”). Other IP chargeability anomalies were detected parallel to that containing the Property including one that coincides with elevated gold and copper concentrations in soil samples near the chain of small lakes on the west side of the exploration grid. On the southern portion of the surveyed area, the suspected Handcamp mineralized zone appears to bifurcate or split into two structures.

Trenches were completed on IP targets along the suspected Handcamp mineralized zone to verify the presence of mineralization. The trenches locally exposed mineralization that contained elevated gold, silver lead and zinc concentrations along a length of approximately 600 m with widths of up to 20 m. A chip sample across the main Handcamp showing returned a weighted average of 7.3 g/ton (ppm) gold over 8.5 m.

A total of 1,640 m of diamond drilling in 12 drill holes was completed as part of the 2010 exploration program on the Property.

Eleven of the holes were located in three fences spaced at approximately 250 to 300m intervals, the central fence located near the Property. The 12th hole was located about 600m south of the Property and was drilled to test the southern extension of the IP anomaly.

All of the drill holes successfully intersected alteration and mineralization associated with the Property. Estimated true widths of the mineralized zone intersected vary from 15 to 50m. The structure was tested to a vertical depth of 185m, or approximately 135m below intersections completed during previous drilling by US Borax and Falconbridge along the Property. Anomalous values of gold, silver, lead and zinc were intersected in all of the holes.

566,500 mE
567,000 mE
567,500 mE
568,000 mE
568,500 mE
5,459,500 mN
5,459,000 mN
5,458,500 mN
5,458,000 mN
Gold in Soil Anomalies
DDH 010
DDH 011
DDH 008
DDH 009
DDH 007
DDH 006
DDH 004
DDH 005
DDH 001
DDH 003
DDH 002
DDH 012
DDH-04
3.1 g/t gold and 42.6 g/t silver over 5.9 m
including
10.8 g/t (0.32 oz./ton) gold and 222.4 g/t (6.5 oz./ton) silver over 0.9 m including
6.3 g/t (0.18 oz./ton) gold and 111.6 g/t (3.3 oz./ton) silver over 1.9 m
DDH-12
3.5 g/t gold (0.10 oz./ton) over 3.5m
including
5.5 g/t (0.16 oz./ton) gold over 1.8 m
0
250
500
metres
Kat Exploration Inc.
Handcamp IP Anomalies
(shown in Pink)
Additional Targets

*Figure 3*

Figure 3: Handcamp IP anomalies and outline of gold-in-soil anomalies, pink areas show areas underlain by rocks that are highly chargeable i.e. probably contain elevated amounts of disseminated metallic minerals such as pyrite (iron sulfide) and/or chalcopyrite (copper-iron sulfide). The areas outlined in white/blue lines show areas that have elevated concentrations of gold in the soil. North is toward the top of the map parallel to the vertical lines.

Phase I Exploration Expenditures
Details of expenditures related to Phase I exploration aggregating approximately $392,000 are presented in Table II.

Phase II
The objectives of the next phase of exploration are: to test for further extension of mineralization related to the Handcamp mineralized zone; to drill test other targets already identified in the area; and potentially identify new ones as a result of geophysical, geological and geochemical surveys to be carried out on extensions of the existing grid. As part of Phase 2, a program has already been initiated to include 73km of line-cutting (completed), to be followed up by soil sampling, geological mapping, prospecting, IP surveys and diamond drilling (See “Figure 4”). Soil sampling is to be completed on the extended grid in an effort to locate exploration targets for follow-up exploration. An IP survey will be completed as a priority along with follow-up prospecting and geological mapping on targets identified by the geophysical and geochemical surveys. Further trenching may be required in local areas to facilitate mapping. An enhanced drilling program (3,000m) is also planned that will include testing mineralization to the south where it appears to improve, as well as other targets identified from results of the geophysical and geochemical surveys already completed. It will also include holes to the north and west contingent on additional targets that may be identified by the induced polarization and soil geochemical surveys.

Further exploration beyond Phase II is contingent upon positive results from that phase. If warranted, a multi-phase exploration program will be carried out with the initiation of each new phase contingent on positive results from the previous phase. Continued positive results from the multi-phase exploration program would lead ultimately to a third party pre-feasibility study and production decision.

A total expenditure of $10M is anticipated to be required to implement all of the phases, with approximately $6.5M required in order to implement the next two phases of delineation drilling contingent on the success of Phase II exploration. Should any of the exploration phases prove unsuccessful at the Property, any financing raised for the execution of the work could be redirected to other projects under the direction of the Company. A budget outlining estimated costs for Phases 2 and 3 is presented below as Table III.

5,462,000 mN
566,000 mE
568,000 mE
5,460,000 mN
5,458,000 mN
5,456,000 mN
L25N
L23N
L21N
L19N
L17N
L15N
L13N
L11N
L09N
L10N
L07N
L08N
L05N
L06N
L03N
L04N
L03N_B
L01S_B
L05S_B
L00
L01N_A
L02N
L02S
L01S_A
L04S_B
L03S_A
L05S
L04S_A
L07S
L06S
L09S
L08S
L10S
L11S
L12S
L13S_B
L13S_A
L15S
L17S
L19S_B
L19S_A
L21S
L23S
L25S
L27S
TL08W
TL14W
Induced Polarization (IP)
Anomalies
Previous Geophysical Survey
Kat Gold Corp.
HandCamp
Grid Expansion
Figure 4

Figure 4: Handcamp grid expansion

Table II: Handcamp Property: Phase I Exploration: Expenditure Summary

Expenses incurred during Phase I exploration including IP, trenching and drilling on Handcamp in 2010 on mineral license 011745M.

Salaries and Related Costs	$80,813.22

Geophysics	$27,120.00

Onsite Facilities/Supplied Labor	$7,320.00

Geological and Related Consultants	$49,696.42

Trenching	$14,345.00

Drilling	$130,627.93

Field Expenses	$19,906.39

Transportation	$7,314.92

Analytical	$49,768.40

Compilation of Previous Data and Information	$4,110.00

Total Phase I Expenditures	$391,022.28

Table III: Handcamp Budget

Phase 2	$1,145,000

Phase 3	$3,281,250

Total	$4,426,250

Handcamp Property

Phase 2	No.	Units	Cost per Unit	Amount

Project geologist ($ 500/day x 120 days)	1	#######	$500/day	100,000
Assistant ($ 300/day x 120 days)	1	#######	$300/day	60,000
Prospectors ($ 300/day x 120 days x 2)	2	#######	$300/day	72,000
Geophysical interpretations ($ 5000 x 2)	1		##################	5,000
GIS compilation				50,000
Line-cutting ($ 500/km x 70)		70 km	$500/km	35,000
IP survey ($ 2000/km x 40 km)		50 km	$2000/km	100,000
Diamond drilling ($ 120/m x 5,000m)		3000 m	$120/m	360,000
Analysis (rock & soil)		1600	$40/analysis	64,000
Accommodation & food; transportation				20,000
Rentals & purchases				50,000

Subtotal				916,000
Supervision (15%)				137,400
Contingency (10%)				91,600

Total				$1,145,000

Phase 3 - Contingent upon positive results from Phase 2

	No.	Units	Cost per Unit	Amount

Project geologist ($ 500/day x 120 days)	1	300	$500/analysis	150,000
Assistant ($ 300/day x 120 days)	1	300	$300/analysis	90,000
Prospectors ($ 300/day x 120 days x 2)	2	100	$300/analysis	60,000
Diamond drilling ($ 120/m x 5,000m)		16000	$120/analysis	1,920,000
Analysis (rock & soil)		7000	$40/analysis	280,000
Accommodation & food; transportation				50,000
Rentals & purchases				75,000

Subtotal				2,625,000
Supervision (15%)				393,750
Contingency (10%)				262,500

Total				$3,281,250

Quality Assurance/Quality Control
All of the work completed during the exploration by KATX and the Company during 2010 was supervised by a professionally qualified on-site geologist unless stated otherwise. The geologist was present during all of the trenching and related interval chip and channel sampling. The drill core was logged in a secure facility in South Brook. All samples were submitted to Eastern Analytical Ltd where they were analyzed by Fire Assay for gold and for various other elements by 11 and 30 element ICP. Every 20th sample pulp (30 samples) and a suite of 10 samples that returned high gold analysis were obtained from Eastern and sent to Accurassay Ltd. in Gambo, Newfoundland, a different company, as a check on the results to conform to QA/QC protocols consistent with NI 43-101. Work was completed in 2010 under the supervision of Jim Weick and Wayne Pickett, both qualified professional geologists (P.Geo.) registered with the Professional Engineers and Geoscientists of Newfoundland and Labrador (PEG-NL).

Glossary of Certain Terms

Felsic rock
High content of silicon, with predominance of quartz, alkali feldspar and/or feldspathoids: the felsic minerals; these rocks (e.g., granite, rhyolite) are usually light coloured, and have low density

Mafic rock
Lesser content of silicon relative to felsic rocks, with predominance of mafic minerals pyroxenes, olivines and calcic plagioclase; these rocks (example, basalt, gabbro) are usually dark colored, and have a higher density than felsic rocks

Tuff
A rock composed of compacted volcanic ash varying in size from fine sand to coarse gravel, at Handcamp the tuffs were probably deposited subaqueously

Chlorite
A generally green or black secondary mineral, (Mg,Fe,Al)6(Si,Al)4O10(OH)8, often formed by metamorphic or hydrothermal alteration of primary dark rock minerals, resembles mica

Chloritization
The introduction of, production of, replacement by, or conversion into chlorite

Silicification
To become converted into or impregnated with silica

Induced polarization (IP)
Induced polarization (IP) is a geophysical imaging technique used to identify subsurface materials, such as disseminated conductive minerals like pyrite (iron sulfide). The method is similar to electrical resistivity tomography, in that an electric current is induced into the subsurface through two electrodes, and voltage is monitored through two other electrodes.

Time domain IP methods measure the voltage decay or chargeability over a specified time interval after the induced voltage is removed. The integrated voltage is used as the measurement.

Frequency domain IP methods use alternating currents (AC) to induce electric charges in the subsurface, and the apparent resistivity is measured at different AC frequencies.

Electromagnetic survey (EM)
Measurement of the apparent resistivity of the sub-surface by recording the response of a secondary electrical field induced by the pulsing of a current through a fixed or mobile loop. Used in mineral exploration to detect conductive materials such as massive sulfides, graphite-rich rocks are also detected by EM surveys

Magnetic survey
When carrying out a magnetic survey, airborne or ground magnetometers are used to search for magnetic anomalies in the Earth’s magnetic field. The anomalies are an indication of concentrations of magnetic minerals such as magnetite, pyrrhotite and ilmenite in the Earth’s crust. The survey is useful in differentiating different rocks types that have different concentrations of magnetic minerals as well as detecting concentrations of magnetic minerals such as pyrrhotite (iron sulfide) that may be associated with other minerals of economic interest such as chalcopyrite (copper iron sulfide), sphalerite (zinc sulfide) and/or galena (lead sulfide)

Mineral Rights Acquisition - Province of Newfoundland and Labrador

General
The acquisition of mineral rights in the province of Newfoundland and Labrador is by online map staking through the Province’s Mineral Rights Administration System, known as MIRIAD. In order to stake claims, one must be at least 19 years of age or a corporation, and must be registered with the Mineral Claims Recorders Office. A prospector’s license is not required to stake claims or conduct mineral exploration in the Province.

Land Tenure
A mineral license gives the licensee the exclusive right to explore for minerals in, on or under the area of land described in the license. A mineral exploration license is issued for a five-year term and may be renewed and held for a maximum of twenty years, provided the required annual assessment work is completed, reported and accepted by the Department of Natural Resources of the Province of Newfoundland and Labrador, and the renewal fees area paid. A license holder has the right to convert any part of the mineral license to a mining lease provided all provisions of Section 31 of the Mineral Act of the Province of Newfoundland and Labrador are met.

Fees
The cost to stake a claim if $60: this includes a $10/claim recording fee and a $50/claim security deposit. The security deposit is refundable upon submission and acceptance of the first-year’s assessment report. The required annual assessment work increases from year to year as outlined below:

1st Year - $200 per claim
2nd Year - $250 per claim
3rd year - $300 per claim
4th year - $350 per claim
5th year - $400 per claim
6th to 10th years inclusive - $600 per claim
11th to 15th years inclusive - $900 per claim
16th to 20th years inclusive - $1200 per claim

The renewal fees are:

Year 5 renewal fee - $25/claim
Year 10 renewable fee - $50/claim
Year 15 renewable fee - $100/claim

Business Strategy
The Company intends to build its business through the exploration and development of the existing Handcamp gold property; the acquisition, exploration, staking and development of future gold properties and the acquisition of producing gold properties. The Company’s strategy is to diversify its revenue sources by combining the secure and reliable revenue source of producing gold properties with the potential of gold exploration projects. The Company plans to explore and stake new gold properties, acquire development stage gold exploration properties, carry out exploration programs on the acquired properties, and develop any viable gold producing properties it discovers, acquires and is able to pursue, assuming that it is able to raise the requisite financing for such activities. While its head office and the Handcamp gold property are both located in the Province of Newfoundland and Labrador, the Company has not limited itself geographically with respect to future properties. The Company is committed to examining all promising and viable properties that come to its attention with a particular interest in North American properties.

The Company’s search for producing gold properties has been directed towards small and medium-sized gold companies and properties. For its initial acquisitions, if any, the Company is seeking lower risk property interests. In building its portfolio of gold properties, the Company intends, subject to obtaining the requisite financing, to explore and stake new gold properties, acquire active gold producing properties as well as development stage gold properties. As the Company continues to develop its portfolio of interests, it will search for properties that have the following qualities:

•	at least developmental drilling exploration potential in proven producing areas and highly promising areas;

•	significant additional production capacity in existing gold producing properties;

•	further developmental potential; and

•	those where the Company will have the ability to assume operatorship of existing gold producing properties.

The Business of KATX
The business of KATX is very similar to that of the Company. KATX conducts virtually identical operations as does the Company, with the sole exception that the Company’s business is concentrated on gold whereas the operations of KATX comprise a wide variety of minerals, including gold. KATX has entered into a Diamond Drilling Contract dated February 24, 2010 in which Cabo Drilling (Atlantic) Corp. will perform certain drilling on the Property. KATX intends to assign this contract to the Company as soon as reasonably practicable.

Seasonal Access
The exploration for and development of gold properties depends on access to areas where exploration and operations are to be conducted. Seasonal weather variations, including frost and snow, affect access in certain areas. Accordingly, seasonal variations in weather patterns affect the ability to explore and access certain properties during certain times of the year.

Markets
The Company is currently in the exploration stage and has not generated revenues. The Company is not producing gold, nor does it have any customers. The availability of a ready market and the prices obtained for gold produced depend on many factors, including the extent of domestic production and imports of gold, the proximity and capacity of other gold properties, fluctuating demand for gold, the marketing of competitive metals, and the effects of governmental regulation on production and sales.

Sales and Marketing
Management believes that its customers will consist essentially of other mining companies looking for properties to include in their mining and production programs. Management hopes to develop relationships with certain of the potential customers will assist the Company in implementing its business plan; however, there can be no assurance that any such relationships will ever materialize. Management expects that the price of each property will be determined by the anticipated amount and value of minerals it contains. If management is able to acquire a pool of gold assets, management expects that it would attempt to sell them to a major mining company that would then bring the property into production.

Competition
The strength of commodity prices has resulted in significantly increased industry operating cash flows and has led to increased exploration activity. This strength has increased competition for undeveloped lands, skilled personnel. access to drilling equipment and other equipment, and access to processing and gathering facilities, all of which may cause drilling and operating costs to increase. Virtually all of the Company’s competitors are larger than it is and have substantially greater financial and marketing resources. In addition, virtually all of the Company’s competitors may be able to secure products and services from vendors on more favorable terms.

Government Regulation

The Company’s operations will be subject to various types of regulation at the Canadian and United States federal, state, provincial and local levels. Such regulation includes: (i)requiring permits for drilling; (ii) implementing environmental impact practices; (iii) submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to exploration and production operations, and (iv) regulating the location of exploration, the method of exploration, the use, transportation, storage and disposal of fluids and materials used in connection with exploration and production activities, surface usage and the restoration of properties upon which exploration and production occur and the transporting of production.

The Company’s operations, if any, will also be subject to various conservation matters, including the regulation of the location, size and production rate of gold properties. The effect of these regulations may limit the rate at which gold may be extracted from certain properties and the areas which the Company may access at one time.

Operations on properties in which the Company has or may acquire an interest are subject to extensive Canadian and United States federal, provincial, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment, restoration of properties and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and restoration costs. Other laws, rules and regulations may require the rate of gold production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, provincial and state laws often require some form of remedial action, such as closure of inactive pits and restorative measures.

The Company has received and is in possession of all the licenses, grants and other governmental approvals required to operate its business. The Company’s costs of obtaining such governmental approvals is immaterial at the present time.

Employees
The Company currently has 6 employees, consisting of two geologists, two secretaries and two prospectors in addition to the individuals acting as officers as set forth hereinafter. None of such individuals is covered by a collective bargaining agreement. The Company has not experienced a strike or other adverse work stoppage due to organized labor.

Risk Factors

This Current Report contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the SEC. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Risks Related to the Company

Kenneth Stead, the Company’s CEO, may have faced a conflict of interest in connection with the Acquisition; the purchase price may not accurately have reflected the value of the Property
Kenneth Stead is the CEO and a member of the Company’s board of directors. In addition, Mr. Stead is the President, a member of the board of directors and a controlling shareholder of KATX. The price paid by the Company and the other terms of the Agreement providing for the Acquisition of the Property was determined solely by Mr. Stead based upon his belief of the fair value of the Property. There was no fairness opinion issued, nor was there a special committee of independent directors formed to evaluate the fairness of the transaction, whether to or on behalf of the shareholders of either KATX or the Company. Because Mr. Stead acted and negotiated on behalf of both entities, you must rely on his ability to put aside any conflict of interest he may have had, his independent judgment of the value of the Property as well as on his belief of the fair value of the Handcamp Shares. As a result, there can be no assurance that the Acquisition was fair to either the Company or KATX and/or their respective shareholders.

The Company’s relationship with KATX may lead to a conflict of interest for the Company’s management
KATX owns approximately 98% of the shares of Common Stock of the Company; as a result, KATX exercises virtually complete control of the Company. In addition, there are significant similarities between the two entities’ businesses. If a conflict between the best interests of KATX and the Company should arise, KATX would be able to determine the outcome of any such conflict without regard to the best interests of the Company’s minority shareholders. For example, KATX is the Company’s principal source of the capital contributions that are needed to develop the Property; if KATX were unable to generate sufficient cash flow, it would be unlikely to maintain its policy of advancing capital to the Company; such an event would have a material and adverse effect on the Company’s business and financial condition.

In addition, the identity of the members of the two entities’ board of directors and their management is very similar. In the event of any conflict, therefore, there would be few if any individuals other than the Company’s chief financial officer available to speak for the interests of the Company whose interests were not also aligned with those of KATX, which may lead those individuals to favor the best interests of KATX to the detriment of the Company and its shareholders. In addition, the shareholder base of KATX is much more extensive than that of the Company; to the extent that the individuals comprising the members of the board of directors of the two entities face a conflict of interest between KATX and the Company, such individuals may view their fiduciary duty to the shareholders of KATX to be more compelling than the duty that the Company owes to KATX and the holders of approximately 2% of its shares of Common Stock not held by KATX. Consequently, there can be no assurance that the members of the Company’s board of directors and management would act in the best interests of the Company and its shareholders.

The Company will require additional capital to pursue its business plan; if the Company is unable to raise sufficient capital to meet its needs, the Company may be required to cease operations; doubt about the Company’s ability to continue as a going concern
The Company has no material revenues, income and/or assets (other than the Property) and has cumulative losses from its inception through June 30, 2010 of approximately $113,000,000. The Company has financed its operations since inception through private placements of its securities; since its inception, the Company has raised approximately $43,000 through the sale of its shares. The Company will need to obtain additional financing to, among other things, fund any future exploration, mining and drilling projects it attempts to undertake and for general working capital purposes. Any additional equity financing may be dilutive to stockholders and any such additional equity securities may have rights, preferences or privileges that are senior to those of the Common Stock. Debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the Company’s operating flexibility. There can be no assurance that additional funds will be available when and if needed from any source or, if available, will be available on terms that are acceptable to the Company. Further, the Company may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. The Company’s ability to obtain needed financing may be impaired by such factors as the condition of the capital markets, the capital structure of the Company, the development stage of the Company, the lack of a market for the Common Stock, and the Company’s lack of profitability, which could impact the availability or cost of future financings. If the Company is unable to raise capital or sufficient capital to meet its needs, the Company may be required to cease operations. In addition, and as is also disclosed in the Company’s financial statements, these matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is heavily dependent on its management and a loss of any member of its management, particularly of Mr. Kenneth Stead, would be severely detrimental to its prospects
The Company has a very limited management and number of employees. The Company is highly dependent on all members of its management, in particular on Mr. Kenneth Stead. The Company’s future performance will be substantially dependent on the continued services of its management and the ability to retain and motivate them. The loss of the services of any of its officers or directors, particularly those of Mr. Stead, would materially and adversely affect the Company’s business and its operations. At the present time, the Company has entered into no long-term employment agreements with any key personnel and does not maintain any “key-man” life insurance policies.

All of the Company’s officers and directors reside outside of the United States which could make it difficult to enforce potential civil liabilities and judgments.
Kenneth Stead, the Company’s President and Chief Executive Officer, is a resident of Canada, and all of the Company’s assets are located outside the United States. As a result, it may be impossible for investors to effect service of process within the United States upon such persons or enforce in the United States against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal securities laws or state securities laws.

You may not be able to enforce your claims in Newfoundland
While the Company itself is a Nevada corporation, virtually all its assets are located in Newfoundland. There can be no assurance that a Canada court would not deem the enforcement of foreign judgments requiring the Company to make payments outside of Canada to be contrary to Canadian policy and/or be enforceable.

The Company may be exposed to risks relating to its disclosure controls and procedures and may need to incur significant costs to comply with applicable requirements
Based on the evaluation done by the Company’s management at June 30, 2010, management concluded that the Company’s disclosure controls and procedures were deemed ineffective in that the Company could not assure that information required to be disclosed in its SEC reports is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and communicated to management so as to allow timely decisions regarding required disclosures. The Company’s controls and procedures were primarily adversely affected by the lack of experience within the Company in complying with the requirements of a publicly reporting entity; specifically, management concluded that the Company has insufficient personnel resources with sufficient technical accounting expertise within the Company’s accounting function. The Company is seeking to engage experienced professionals to augment the Company’s financial staff to address issues of timeliness and completeness in financial reporting when it is preparing SEC filings. No assurances can be given that the Company will be able to adequately remediate existing deficiencies in disclosure controls and procedures. Although the Company believes that these corrective steps will enable management to conclude that our disclosure controls are effective when all of the additional financial staff positions are filled and other remediation plans are implemented, the Company cannot assure you that this will be sufficient.

Risks Related to the Business

The mining industry is highly competitive
The Company believes, assuming it is able to enter into mining operations, that it will be subjected to competition from other mining companies engaged in the business of gold exploration. Some of the world’s most recognized gold producers operate in North America, which is the location in which the Company operates. All these companies possess vastly greater financial, marketing and other resources than the Company does. Moreover, as and if gold exploration becomes more lucrative, other entities may elect to engage in such business, which entities would also then compete with the Company. The gold mining and exploration business is characterized by intense competition.

An integral part of the Company’s proposed business plan involves acquisitions but it does not currently have the resources to complete them
The Company has no current acquisition agreements and/or understandings to effect any such acquisition, nor does it have the resources to complete such additional acquisitions. However, the Company’s proposed business plan contemplates the Company making acquisitions in the future. These acquisitions may include the acquisition of other gold properties believed by management to be potentially significant, which acquisitions may be necessary in order for the Company to reach its goal of becoming a gold producer.

The Company’s success will depend upon its ability to successfully and timely explore and mine gold.
The gold business is subject to substantial risks, including, but not limited to, the ability to identify and locate and then mine the gold. Further, if the Company is successful in locating and identifying the gold, its ability to mine the gold is subject to a number of known and unknown additional risks, including, but not limited to, available labor, compliance with local laws and the ability to obtain financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the start and/or the completion of exploration and mining activities once undertaken, any one of which could have a material adverse effect on the Company’s financial condition and results of operations.

The exploration and mining business is subject to a number of risks outside of the Company’s control.
The exploration and mining industry is highly cyclical by nature and dependent on the price of gold and future market conditions are uncertain. Factors beyond the Company’s control can affect its proposed business. Factors that could adversely affect the price of gold, most of which will be beyond the Company’s control, include but are not limited to:

•	unfavorable interest rates and increases in inflation;
•	changes in national, regional and local economic conditions;
•	cost overruns, inclement weather, and labor and material shortages;
•	the impact of present or future legislation, zoning laws and other regulations;
•	availability, delays and costs associated with obtaining permits, approvals or licenses necessary to develop the Property;
•	increases in taxes or fees;
•	local law; and
•	available labor and negotiations with unions.

The Company is subject to governmental regulations that may limit the Company’s operations, increase its expenses or subject it to liability.
According to the Company’s Canadian legal counsel, the Company is subject to Canadian laws, ordinances and regulations regarding, among other things:

•	environmental matters, including the presence of hazardous or toxic substances;
•	land preservation;
•	health and safety; and
•	zoning, land use and other entitlements.

In developing any project, the Company may be required to obtain the approval of numerous Canadian governmental authorities (and others) regulating matters such as:

•	installation of utility services such as gas, electric, water and waste disposal;
•	permitted land uses, and
•	the design, methods and materials used. In the exploration and mining for gold.

The Company may not now or in the future be in compliance with all regulatory requirements. If the Company is not in compliance with regulatory requirements, it will be subject to penalties or forced to incur significant expenses to cure any noncompliance. In addition, some of the land that the Company could in the future acquire if it will at such time have the requisite resources and ability, may not have received planning approvals or entitlements necessary for planned or future development. Failure to obtain entitlements necessary for development on a timely basis or to the extent desired would adversely affect the Company’s business.

Increased insurance risk could negatively affect the Company’s business.
Insurance and surety companies may take actions that could negatively affect the Company’s proposed business, including increasing insurance premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral or covenants on surety bonds, reducing limits, restricting coverage, imposing exclusions, and refusing to underwrite certain risks and classes of business. Any of these would adversely affect the Company’s ability in the future to obtain appropriate insurance coverage at reasonable costs which would have a material adverse effect on the Company’s business.

Risks Related to the Common Stock

The Company is authorized to issue up to 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, the issuance of which could, among other things, reduce the proportionate ownership interests of current stockholders. In addition, the Company has issued additional shares of Common Stock under the Agreement.
The Board of Directors has the ability, without seeking stockholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional shares of Common Stock and/or preferred stock in the future will reduce the proportionate ownership and voting power of the shares of Common Stock held by existing stockholders. Pursuant to the Agreement, the Company has issued the 161 million Handcamp Shares of Common Stock to KATX, the seller of the Property. This issuance will significantly dilute the ownership interest of shares of Common Stock held by present stockholders.

Further, the Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of Common Stock. In the event of such issuance, the shares of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company, which could thereby prevent stockholders from receiving the maximum value for their shares.

There is no active trading market for the shares of Common Stock; if an active trading market does not develop, you will have limited or no liquidity and may be forced to hold any shares of Common Stock that you own for an indefinite period of time
There is no active trading market for the shares of Common Stock or any of the Company’s other securities on any trading medium. Although the shares of Common Stock are eligible for quotation on the Over-the-Counter Bulletin Board (the “OTC BB”) under the symbol “BVIG,” to date there has been extremely limited and sporadic trading of the shares of Common Stock and there can be no assurance as to when or if the shares of Common Stock will become actively traded. If an active trading market does not develop or continue, you will have limited or no liquidity and may be forced to hold any shares of Common Stock that you own for an indefinite period of time.

Further, the OTC BB is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges. Quotes for shares included on the OTC BB are generally difficult to obtain and holders of securities quoted thereon may be unable to resell their securities at or near their original acquisition price or at any price. Market prices for the shares of Common Stock would even if quoted on the OTC BB be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to future offerings;
•	changes in interest rates;
•	competitive developments, including announcements by the Company’s competitors;
•	new services or significant acquisitions;
•	strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for the shares of Common Stock; and
•	general economic and other national and international conditions.

The concentration of ownership of the shares of Common Stock with insiders and their affiliates is likely to limit the ability of other stockholders to influence corporate matters.
Approximately 99% of the outstanding shares of Common Stock are under the control of Mr. Stead. As a result, he will have the sole ability to exercise control over all matters requiring approval by the Company’s stockholders, including, but not limited to, the election of directors and approval of significant corporate transactions, such as the acquisition of Handcamp. This concentration of ownership will also have the effect of delaying or preventing a change in control of the Company that might be viewed as beneficial by other stockholders or discouraging a potential acquirer from making an offer to stockholders to purchase their shares of Common Stock in order to gain control of the Company.

The Company was until recently a “shell company,” meaning that Rule 144 will not be available to holders of the Company’s restricted securities until one year from the date hereof; you may have to hold on to your shares of Common Stock for an indefinite period of time
The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-

affiliate. In general, under Rule 144 as in effect on the date of this Current Report on Form 8-K/A, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

          •         1% of the number of shares of Common Stock then outstanding; and

          •         if the shares of Common Stock are then traded on a national securities exchange, the average weekly trading volume of shares of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, because the Company was until September 15, 2010 a “shell company,” as defined under Rule 405 of the Securities Act, holders of the Company’s restricted securities may not rely on Rule 144 to sell their securities until one year from the date hereof. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

If holders of shares of Common Stock may in the future rely on Rule 144, many of the shares of Common Stock will in the future be available for resale. Any sales of these shares, if in significant amounts, are likely to depress their market price.
There are presently very few freely tradable shares of Common Stock. The shares of Common Stock issued and outstanding that are not freely tradable are “restricted securities” as defined under Rule 144 of the Securities Act, the vast majority of which are owned by the Company’s officers, directors and other “affiliates.” These persons may only sell their shares, absent registration, in accordance with the provisions of Rule 144 (if at all). Restricted securities may only be publicly sold pursuant to a registration statement under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of either six months or one year, depending on whether or not the person is an “affiliate” of the Company, to sell an amount of shares which in certain cases does not exceed the greater of 1% of the shares of Common Stock outstanding every three months in ordinary brokerage transactions or, assuming the shares of Common Stock are then traded on a national securities exchange, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of the Company’s affiliates’ shares of Common Stock, may have an adverse effect on the market price of the shares of Common Stock, and may hinder the Company’s ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

Recent SEC interpretations of rules relating to registration of securities acquired in private placements could adversely affect the Company’s ability to raise capital.
Management of the Company believes that the staff of the SEC has relatively recently taken the position with respect to recently filed shelf registration statements covering selling stockholder stock that if a significant percentage of the issuer’s outstanding restricted securities are being registered, the selling stockholders are deemed to be underwriters who must sell into the market at a fixed price. In addition, for selling stockholder shelf offerings related to stock underlying convertible securities, management of the Company believes that some of the staff has indicated in comment letters that the registration statements cannot be filed until the convertible security has been converted. The SEC has not, to the Company’s knowledge, issued any specific guidance or interpretation on this issue, which may also restrict an issuer’s ability to register shares issued to a “promoter.” However, these positions regarding selling stockholder registration statements could severely restrict the Company’s ability to raise capital through private offerings, whether management’s belief is correct or not since there is a perception in the investment community that the fears may be well founded. Potential financing sources, such as funds and wealthy private investors, may re-think their investment strategies and not want to invest in small public companies where they are restricted in this manner from liquidating their investments through registration and resale of their securities. As a result, the Company’s cost of capital may increase or the Company may not be able to access private investments at all.

If the shares of Common Stock are traded and/or quoted, the Company expects that the shares will be subject to the “penny stock” rules for the foreseeable future.
The Company expects that the shares of Common Stock, if traded and/or quoted, will be subject to the SEC’s “penny stock” rules. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for the shares. As long as the shares of Common Stock are subject to the penny stock rules, the holders of such shares may find it more difficult to sell their securities.

Because the Company does not intend to pay any dividends, holders of the shares of Common Stock must rely on stock appreciation for any return on their investment. The Company has not paid any dividends on the shares of Common Stock and does not intend to declare and pay any dividends on the shares of Common Stock. Earnings, if any, are expected to be retained to finance and expand the Company’s business.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Current Report on Form 8-K, certain information regarding the beneficial ownership of the Shares by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the Shares and (ii) each of the Company’s directors and “named executive officers.” As of the date hereof, there were 163,644,500 Shares issued and outstanding.

Name and address of Beneficial Owner	Number of Shares	Percent of Shares (1)

Directors and Named Executive Officers (2):

Kenneth Stead	163,264,000	99%

W. Les Thistle	0	—

Timothy Stead	0	—

J. Wayne Pickett	0	—

John D. Zwicker	0	—

David Barnes	0	—

5% or Greater Beneficial Owners

Kenneth Stead (3)	163,264,000	99%
Kat Exploration, Inc. (“KATX”) 1149 Topsail Rd. Mount Pearl, Newfoundland, A1N 5G2	161,000,000	98%

(1) Beneficial ownership is calculated based on the 163,644,500 Shares issued and outstanding as of the date hereof, together with securities exercisable or convertible into Shares within sixty (60) days of the date hereof for each stockholder. The Shares issuable pursuant to those convertible securities, options or warrants are deemed outstanding for computing the percentage ownership of the person holding such convertible securities, options or warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2) The address for each of the officers and directors is c/o the Company, 1149 Topsail Rd., Mount Pearl, Newfoundland, A1N 5G2, Canada.

(3) Mr. Stead is the control person of KATX and may as such be deemed to “beneficially own” the shares of Common Stock owned by KATX. Mr. Stead, however, disclaims beneficial ownership of all such Shares.

Management’s Discussion and Analysis of Financial Condition and Plan of Operations

Forward-looking Statements
This Current Report contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Overview
The Company was incorporated in the State of Nevada on June 6, 2007. Following the Acquisition, the Company changed its business model to that of a mineral acquisition, exploration and development company focused primarily on gold properties. On August 26, 2010 the Company’s name was changed to Kat Gold Holdings Corp. As of this Current Report on Form 8-K/A, the Company has not generated any revenues but has incurred expenses related to the drilling and exploration of the Property.

The Company has no material income and/or assets (other than the Property discussed below) and has cumulative losses from its inception through June 30, 2010 of approximately $113,000,000. The Company is a natural resources exploration stage company, formed for the purpose of exploring and discovering mineral properties. The Company is currently focused on the mining and resources sector and intends to attempt, subject to, among other factors, its ability to obtain substantial financing, to continue to increase its holdings of gold and other precious metals. The principal objective of the Company is to attempt to locate, mine for and sell mineral properties. It is the Company’s objective to attempt to take advantage of the increased value of precious metals and to generate joint venture clients, and in so doing to become an efficient and profitable, precious metals exploration and mining company. In pursuing this goal, management of the Company currently intends to concentrate any funds it is able in the future to obtain, if any, to explore areas that management believes will have mineral resources. Management’s current plan, subject to other items such as obtaining sufficient capital for the operation of the Property, is to attempt to move forward to the next stage of in-depth exploration, which consists of ground geophysics, trenching and drilling. This phase, management believes, will determine the extent of the deposit along with its value.

Plan of Operations
The Company strategy is to stake, explore and develop new properties in geologically promising areas and to continue making acquisitions of select properties that have been identified as economically attractive, technically and geologically sound and have significant upside potential.

The Company intends to build its business through the exploration and development of the existing Handcamp gold property; the acquisition, exploration, staking and development of future gold properties and the acquisition of producing gold properties. The Company’s strategy is to diversify its revenue sources by combining the secure and reliable revenue source of producing gold properties with the potential of gold exploration projects. The Company plans to explore and stake new gold properties, acquire development stage gold exploration properties, carry out exploration programs on the acquired properties, and develop any viable gold producing properties it discovers, acquires and is able to pursue, assuming that it is able to raise the requisite financing for such activities. While its head office and the Handcamp gold property are both located in the Province of Newfoundland and Labrador, the Company has not limited itself geographically with respect to future properties. The Company is committed to examining all promising and viable properties that come to its attention with a particular interest in North American properties.

The Company operates with virtually no capital. Since the acquisition of the Handcamp property, the Company has funded an exploration program using investment capital from KATX, its majority shareholder. The Company has recently been awarded a provincial government grant by the Province of Newfoundland and Labrador to, in part, fund the Company’s exploration of the existing Handcamp gold property. The Company is currently attempting to raise sufficient funds to purchase new gold properties and fund further exploration. There can be no assurance that the Company will be able to purchase any gold properties in addition to the Handcamp property.

Please see the “Description of Business — the Property — ‘Ownership’ and ‘Mineral Rights Acquisition - Province of Newfoundland and Labrador’” for information on licenses received from the government of the Province of Newfoundland and Labrador.

Unproven Properties
On June 4, 2010, the Company acquired a 100% interest in the Handcamp gold property from KATX. The Company has commenced exploratory drilling operations on the Handcamp property and sent core samples obtained for analysis. Further drilling is ongoing. The Company is currently awaiting the results of these core samples.

Cash Requirements
The Company estimates that it will require an additional $1 million to fund exploration work and an additional $1.5 million for the acquisition of existing gold properties. The Company has received and is evaluating an offer to purchase forty percent (40%) of a certain gold deposit in the United States for $1.5 million. The Company has no long term debt and has been able to meet its past financial obligations, including operational expenses, exploration expenses and acquisition costs, on a current basis.

Based upon the Company’s present cash position, it will need to raise additional capital prior to December 31, 2010 in order to fund further exploration and acquisitions. The Company is in discussions with prospective investors to provide additional funding in exchange for equity. In order to finance further exploration and acquisitions, the Company will need to raise a minimum of $2.5 million. However, there can be no assurance that the requisite financing will be raised in the necessary time frame or on terms acceptable to the Company, if at all. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans if not cease them entirely. There can be no assurance that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

There are at present no specific plans to acquire properties from KATX.

Going Concern
As of the date of this Current Report on Form 8-K/A, there is substantial doubt regarding the Company’s ability to continue as a going concern as it has not generated sufficient cash flow to fund its proposed business.

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations or successfully raised the financing required to develop its proposed business. As a result of these and other factors, the Company’s independent auditor has expressed substantial doubt about the Company’s ability to continue as a going concern. The Company’s future success and viability, therefore, are dependent upon its ability to generate capital financing. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon the Company and its shareholders.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve its liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The Company’s financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

Liquidity and Capital Resources
The Company had no cash balances as of this Current Report on Form 8-K/A. The Company’s principal source of funds has been capital contributions supplied by KATX, the Company’s majority shareholder.

Cash flow from operations.
To date, the Company has generated no cash flow from operations.

Cash flows from shareholders.
Capital contributions provided by KATX, the majority shareholder, aggregated $253,904 as of June 30, 2010.

Should the Company be unable to obtain further capital contributions from KATX or otherwise raise sufficient funds, it will be required to curtail its operating plans if not cease them entirely. KATX has extremely limited capital available. There can be no assurance that the Company will receive further capital contributions from KATX in the future or otherwise generate the necessary funding to operate or develop its business.

Variables and Trends
Other than the current exploration of the Handcamp gold property, the Company has no operating history with respect to its exploration, acquisition and development of gold properties. However, KATX and certain of the officers and directors of the Company, including Ken Stead, Timothy Stead and Wayne Pickett, have significant mining exploration, acquisition and development experience.

In the event that the Company is able to obtain the necessary financing to move forward with its business plan, the Company expects that its expenses will increase significantly as it attempts to grow its business. Accordingly, the above estimates for the financing required may not be accurate and must be considered in light these circumstances.

Commitments
As of this Current Report on Form 8-K/A, the Company’s only material capital commitment was the continued funding of the exploration of the Handcamp gold property. It is anticipated that any further capital commitments that may be incurred will be financed principally through the issuance of securities of the Company. However, there can be no assurance that additional capital resources and financings will be available to the Company on a timely basis, on acceptable terms, or at all.

Off Balance Sheet Arrangements
The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Certain Relationships and Related Transactions

Acquisition of Control of the Company
On April 28, 2010, Kenneth Stead, an individual (the “Purchaser”) acquired 2,043,333 shares of Common Stock, from Ronald A. Davis and Ronald G. Brigham for an aggregate purchase price of $275,272. Simultaneously the Purchaser purchased an additional 220,667 shares of Common Stock from eleven other shareholders of the Company. Consequently, the Purchaser paid an aggregate purchase price of $305,000 for the 2,264,000 shares of Common Stock, which constituted approximately 85.6% of all the shares of Common Stock then issued and outstanding. The foregoing share acquisition resulted in a change in control of the Company. All such purchases were made at arm’s length.

Acquisition of Handcamp
On June 4, 2010, pursuant to a purchase agreement (the “Agreement”) dated as of May 28, 2010 by and between the Company and KATX, the Company acquired 100% the Property from KATX in exchange for the 161,000,000

Handcamp Shares. As a result of this issuance of the Handcamp Shares, KATX presently owns approximately 98% of the shares of Common Stock of the Company and Kenneth Stead, a controlling stockholder of KATX, beneficially owns approximately 99% of the shares of Common Stock of the Company.

Capital Contribution
The Company had no cash balances as of this Current Report on Form 8-K/A. The Company’s principal source of funds has been cash supplied by KATX, the Company’s majority shareholder. A capital contribution provided by KATX aggregated $253,904 as of June 30, 2010.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Market Information
The Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the ticker symbol BVIG. The shares of Common Stock do not trade other than on an extremely limited and sporadic basis. The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by the OTC Bulletin Board since the first period for which figures are available. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Year 2009	High	Low

First Quarter	$0.30	$0.25
Second Quarter	$0.30	$0.20
Third Quarter	—	—
Fourth Quarter	$0.30	$0.02

Year 2010	High	Low

First Quarter	$0.39	$0.19
Second Quarter	$0.71	$0.10
Third Quarter through October 26, 2010	$0.85	$0.15

On October 26, 2010, the closing price of the Common Stock as reported by the Nasdaq Stock Market was $0.525 per share.

Stockholders
As of the date of this Current Report on Form 8-K/A, there were approximately 40 holders of record of shares of Common Stock.

Dividend Policy
Historically, the Company has not paid any dividends to the holders of its Common Stock and does not expect to pay any such dividends in the foreseeable future as the Company expects to retain any future earnings for use in the operation and expansion of its proposed business.

Equity Compensation Plans
The Company may implement a stock option plan for its executives in the next twelve months but currently has no present intention of doing so.

Recent Sales of Unregistered Securities

The information included under “Item 3.02 Unregistered Sales of Securities” is hereby incorporated herein by reference.

Description of Securities

The authorized capital stock of the Company consists of 505,000,000 shares of capital stock, consisting of

500,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Holders of shares of Common Stock are entitled to one vote for each such share on all matters submitted to a stockholder vote. Holders of shares of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of shares of Common Stock representing a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote are necessary to constitute a quorum at any meeting of the Company’s stockholders. A vote by the holders of a majority of the outstanding shares of Common Stock is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the Articles.

Holders of shares of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the shares of Common Stock. Holders of the shares of Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the shares of Common Stock.

Indemnification of Directors and Officers

The Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s charter and bylaws provide that the Company shall indemnify its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Statutes, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

The charter and bylaws provide that the Company will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Company’s charter or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 8.01	OTHER EVENTS

Name and Ticker Symbol
As described in the Current Report on Form 8-K filed on August 2, 2010, the Company filed an amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada effectuating an increase in the Company’s authorized number of shares of Common Stock to 500,000,000 and to change its name to Kat Gold Holdings Corp. The name change became effective on the Over-the-Counter Bulletin Board upon the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”), which was received on August 26, 2010.

Adoption of Code of Ethics

On September 10, 2010, the Company adopted a Code of Ethics and Business Conduct.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired. In accordance with Item 9.01(a), the audited financial statements of the Company for the fiscal year ended December 31, 2009, are incorporated by reference from the Current Report on Form 8-K filed on September 15, 2010.

(b) Pro forma financial information. In accordance with Item 9.01(b), the pro forma financial statements are incorporated by reference from the Current Report on Form 8-K filed on September 15, 2010.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A. The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009 and its Quarterly Report for its fiscal quarter ended June 30, 2010 is incorporated herein by reference.

Exhibit No.	Description

2.1	Form of Handcamp Purchase Agreement (1)

3.1 (i)	Articles of Incorporation (2)

3.1 (ii)	Amendment to Articles of Incorporation (3)

3.2	By-Laws (2)

10.1	Form of Principal Agreement by and among the Purchaser and the Principal Sellers (4)

10.2	Form of Minority Agreement by and among the Purchaser and the Minority Sellers (4)

14	Code of Ethics (5)

16	Letter from Kyle Tingle. CPA, LLC to the Commission dated June 4, 2010 (1)

99.1	Audited Financial Statements for the Fiscal Year Ended December 31, 2009 (5)

99.2	Pro Forma Financial Statements (5)

(1)	Incorporated herein by reference to the Form 8-K filed on June 4, 2010.

(2)	Incorporated herein by reference to the Form SB-2 filed on October 16, 2007.

(3)	Incorporated herein by reference to the Form 8-K, filed on August 9, 2010.

(4)	Incorporated herein by reference to the Form 8-K, filed on May 4, 2010.

(5)	Incorporated herein by reference to the Form 8-K, filed on September 15, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 27, 2010

KAT GOLD HOLDINGS CORP.
By:	/s/ Kenneth Stead

Name:	Kenneth Stead
Title:	President